Exhibit 10.8

Qualified ISO

Management Employees

SmartBank

Sevierville, Tennessee

MANAGEMENT INCENTIVE STOCK OPTION AGREEMENT

Grant Date: _____________

THIS AGREEMENT is made and entered into effective as of this [date], by and between SmartBank (the "Bank"), a Tennessee-chartered commercial bank with its principal place of business in Sevierville, Tennessee, and ___________ (“Optionee").

WHEREAS, upon recommendation of the Board of Directors, the shareholders of the Bank have adopted the SmartBank Option Plan (the “Plan”) authorizing the grant of stock options with respect to the common stock of the Bank, one dollar ($1.00) par value, (the “Stock”) to, inter alia, management employees of the Bank; and

WHEREAS, the Bank desires to further the business objectives of the Bank and the Plan, to reward Optionee’s past contributions to the performance of the Bank and to provide financial incentives for Optionee to contribute to the future success of the Bank.

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the undersigned agree as follows:

1.           Grant of Option. Subject to the terms and conditions of this Agreement, the Bank hereby grants to the Optionee the right and option to purchase fifty thousand (50,000) shares of the Bank’s Stock at the exercise price specified below (the “Option”). This is intended to qualify as an Incentive Stock Option as set forth in Section 422 of the Internal Revenue Code.

2.           Exercise Price. The exercise price for the shares of Stock shall be $10.00 per share, which price represents the fair market value of the Bank's Stock.

3.           Vesting. The Option shall vest at a rate of one-fifth (1/5)of the total number of shares granted under this Agreement on each “Vesting Date” specified below, provided the Optionee is still employed by the Bank on each Vesting Date. The first “Vesting Date” shall be the first anniversary of the Grant Date indicated above, and the second, third, fourth, and final “Vesting Dates” shall be on the subsequent anniversaries of the Grant Date.

4.           Option Term. Subject to the terms of paragraphs 5 and 6, the Option may be exercised at any time with respect to shares of Stock as to which it has vested prior to the close of the business on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”). To the extent not exercised, this Option shall expire as of that date.

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5.           Exercise of Option.

(a)          Provided he/she is actively employed by the Bank, the Optionee may exercise any vested portion of the Option prior to the Expiration Date by transmitting notice of exercise and the required payment by mail or hand-delivery to the President of the Bank, specifying the number of shares of Stock to be purchased and the exercise price tendered in payment for the shares in accordance with subparagraph (d) below. Such exercise shall be deemed effective upon the Optionee placing in the mail or hand-delivering such written notice together with the required payment.

(b)          In the event employment of the Optionee by the Bank is terminated, Optionee may exercise any vested portion of the Option within three (3) months after such termination, unless otherwise determined by the Board of Directors.

(c)          In the event of the death of the Optionee while actively employed by the Bank or within three (3) months after termination of employment, any vested portion of the Option may be exercised at any time within one year after the date of death by the personal representative of the estate of the Optionee or by any person who has acquired the Option from the Optionee by bequest or inheritance.

(d)          Payment of the exercise price for the number of shares of Stock as to which the Option is exercised shall be in cash or certified or cashier’s check payable to the order of the Bank, in an amount equal to the exercise price per share multiplied by the number of shares as to which the Option is exercised. The Bank shall have the right to require a cash payment upon the exercise of the Option in connection with an obligation, if any, of the Bank to withhold taxes.

6.           Regulation. Notwithstanding anything contained in this Agreement, all or any portion of the Option, whether vested or nonvested, shall be forfeited in the event that the primary state or federal regulator of the Bank orders such forfeiture, after proper notice and opportunity for hearing.

7.           Adjustment Upon Changes in Capitalization.

(a)          If at any time during the period when this Option may be exercised, the Bank shall declare or pay a dividend(s) payable in shares of its Stock (or any security convertible into or granting rights to purchase shares of such Stock) or split the then outstanding shares of its Stock into a greater number of shares, the number of shares of Stock which may be purchased upon the exercise of this Option in effect at the time of taking a record for such dividend or at the time of such stock split shall be proportionately increased and the exercise price per share proportionately decreased as of such time; and conversely, if at any time the Bank shall reduce the number of outstanding shares of its Stock by combining such shares into a smaller number of shares, the number of shares which may be purchased upon the exercise of this Option at the time of such action shall be proportionately decreased and the exercise price per share proportionately increased as of such time.

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(b)          If the Bank consolidates or merges with or into another corporation (whether or not the Bank shall be the surviving entity), or sells all or substantially all of its assets as part of a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, or reclassifies or reorganizes its capital structure (except a stock dividend, split, or combination covered by subparagraph (a) hereof), the number of shares subject to Option shall be increased or decreased to reflect the number of shares to which the Optionee would have been entitled to receive in connection with such transaction if the shares subject to this Option had been issued and held by Optionee on the record date for such transaction. Notice of such consolidation, merger, sale, reclassification, or reorganization and of said provisions proposed to be made shall be mailed to the Optionee not less than (30) days prior to such record date. As a condition to any reorganization, reclassification, consolidation, merger or sale, in which the Bank is not the survivor, the Bank or any successor, surviving or purchasing corporation, as the case may be, shall agree that it is bound by this Option, that it will satisfy all of the obligations of the Bank hereunder and that the Optionee shall have the right, upon exercise of this Option, on the terms and conditions hereof, to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, including the number of shares of Stock issuable upon exercise of this Option immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this subparagraph (b); provided, however, that Optionee shall be required to exercise all such options within 24 months from the date of such reorganization, reclassification, consolidation, merger, or sale.

(c)          Provided there exists a sufficient number of shares of Stock subject to the Plan, if, at any time, the Bank increases the number of shares of Stock issued and outstanding above the number issued and outstanding as of the date hereof, including those events causing adjustment as set forth herein, this Agreement shall be modified so as to grant additional Options for the number of shares necessary to bring the total number of shares subject to this Agreement to the same pro rata percentage of the outstanding shares of Stock of the Bank as granted herein. Such additional Options shall be on the same terms as provided in this Agreement, with adjustments in the vesting schedule if needed to preserve the status of the additional Options as Incentive Stock Options (as such term is defined in the Plan). The exercise price to the Optionee for any subsequent purchase of shares of Stock under this Agreement shall be determined by the Board of Directors of the Bank at the time of such issue, but in no event shall the exercise price of those shares be less than Fair Market Value (as such term is defined in the Plan) on the date of their issue.

8.           Delivery of Stock Certificates. As soon as practicable after an exercise hereunder, in whole or in part, and in no event later than five (5) business days after an effective exercise and payment in full of the exercise price for the number of shares of Stock to be purchased, the Bank at its expense shall cause to be issued in the name of and delivered to the Optionee a stock certificate, validly issued, for the number of duly authorized, fully paid and nonassessable shares of Stock to which the Optionee is entitled upon such exercise.

9.           Reservation of Shares. Except as otherwise restricted by the Plan, the Bank shall at all times reserve and keep available a number of its authorized but unissued shares of its Stock sufficient to permit the exercise in full of this Option.

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10.         Reservation of Rights by Bank. When the transfer of the Stock subject to this Option may, in the opinion of the Bank, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Bank reserves the right to refuse to transfer such Stock, and shall return any tendered exercise price therefor.

11.         No Rights or Liabilities as Shareholder. The Optionee shall have no rights or any obligations or liabilities as a shareholder of the Bank with respect to any shares which may be purchased upon exercise of this Option unless and until a certificate representing such shares is duly issued and delivered to the Optionee.

12.         No Employment Rights. Nothing in this Agreement, including the grant of the Option hereunder, shall confer on the Optionee any right to continue in the active employment of the Bank or interfere in any way with the right of the Bank at any time to terminate or modify the terms or conditions of such service.

13.         Transferability. The Option shall not be transferable by the Optionee otherwise than by Will or by the laws of descent and distribution. The Option may be exercised during his or her lifetime only by the Optionee or his or her guardian, or after his or her death by the legal representative of his or her estate or his or her heirs. Without limiting the generality of the foregoing, the Option may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or by the levy of any attachment or similar process upon the Option, shall be void and of no force or effect. Notwithstanding the foregoing, to the extent that the Option must be pledged by the Optionee to finance the acquisition of the shares upon exercise, the Option may be pledged for such purpose.

14.         Plan Terms. The terms of the Plan, pursuant to which this Agreement is made, are incorporated herein by reference and expressly made a part of this Agreement. In the event of any contradiction or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Plan.

15.         Rule 16b-3. This Agreement and the Option granted hereunder shall be limited and construed in such respects as may be necessary in order that it will receive the full benefit of the exemption from liability provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation to the extent applicable.

16.         Governing Law. This Agreement is to be construed and enforced in accordance with and governed by the procedural provisions and substantive law of the State of Tennessee.

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17.         Miscellaneous.

(a)          Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by an authorized officer of the Bank and the Optionee or his or her duly appointed attorney-in-fact.

(b)          All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses as recorded in the official stockholder records of the Bank or at such other address as the parties may from time to time provide to each other in writing.

IN WITNESS WHEREOF, the Bank and the Optionee have duly executed this Incentive Stock Option Agreement as of the date first above written.

SmartBank	OPTIONEE

By:

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